Exhibit 99.01

Press Release www.shire.com

Block Listing Application

March 5, 2013 - Shire plc (the “Company”) (LSE: SHP, NASDAQ: SHPG) hereby notifies the market that application has been made to the UK Listing Authority and the London Stock Exchange for a total of 90,000 ordinary shares of 5p each (“Shares”) to be admitted to the Official List. These Shares are being reserved under a block listing and will be issued pursuant to the Shire Employee Stock Purchase Plan.

These Shares will rank pari passu in all respects with the existing issued Shares of the Company.

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX